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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-104351 of PerkinElmer, Inc. on Form S-4 of our report dated January 22, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting for goodwill and intangible assets to conform to Statement of Financial Accounting Standards No.
142), appearing in the Prospectus, which is part of such Registration Statement, and the portion of our report dated January 22, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting for goodwill and intangible assets to conform to Statement of Financial Accounting Standards No. 142) relating to the financial statement schedule appearing in the Annual Report on Form 10-K of PerkinElmer, Inc. for the year ended December 29, 2002 which is incorporated by reference in such Registration Statement. We also consent to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
May 6, 2003